As filed with the Securities and Exchange Commission on ______, 1996
                                                           File No. 33- ________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           BOSTON PRIVATE BANCORP, INC
             (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                                      04-2976299
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


               TEN POST OFFICE SQUARE, BOSTON, MASSACHUSETTS 02109
                    (Address of Principal Executive Offices)

                          -----------------------------

                          BOSTON PRIVATE BANCORP, INC.
                          DIRECTORS' STOCK OPTION PLAN
                                OF MARCH 31, 1993
                            (Full title of the Plan)

                         ------------------------------

                                TIMOTHY L. VAILL,
                          BOSTON PRIVATE BANCORP, INC.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
               TEN POST OFFICE SQUARE, BOSTON, MASSACHUSETTS 02109
                     (Name and address of agent for service)
                                 (617) 556-1900
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             WILLIAM P. MAYER, ESQ.
                             GOODWIN, PROCTER & HOAR
                                 EXCHANGE PLACE
                                BOSTON, MA 02109
                                 (617) 570-1000

                         ------------------------------

                                  Calculation of Registration Fee

=============================================================================================
                                      Proposed Maximum    Proposed Maximum
 Title of Securities    Amount to   Offering  Price Per  Aggregate Offering     Amount of
 to be Registered     Registered(1)       Share(2)             Price         Registration Fee
- ----------------------------------------------------------------------------------------------
Common Stock,           200,000            $3.875             $775,000           $267.24
$1.00 par value

==============================================================================================

(1) Plus such additional number of shares as may be required pursuant to the option plans in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of Boston Private Bancorp, Inc. Common Stock on June 21, 1996, utilizing the average of the high and low sale prices reported on the NASDAQ SmallCap Market on that date.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         -----------------------------------------------

     Incorporated by reference in this Registration Statement are the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A dated September 24, 1987, and any amendment or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     The Company is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit.

     Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such person's action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The Articles of Organization of the Company provide for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

     The Company and its directors and officers currently carry liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not Applicable.

ITEM 8.  EXHIBITS.
         --------

     The exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement.

ITEM 9.  UNDERTAKINGS.
         ------------

     (a) The undersigned registrant hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

             (i)         Include any prospectus required by Section 10(a)(3) of
                  the Securities Act of 1933, as amended (the "Securities Act");

             (ii)        Reflect in the prospectus any facts or events which,
                  individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii)       include any material information on the plan of
                  distribution additional or changed;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered , and the offering of the securities at that time to be the initial BONA FIDE offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 19th day of June, 1996.

                                         BOSTON PRIVATE BANCOPR, INC.


                                         By: /s/ Timothy L. Vaill
                                             ---------------------------
                                             Timothy L. Vaill, President


                                POWER OF ATTORNEY

     We, the undersigned officers and Directors of Boston Private Bancorp, Inc., hereby severally constitute Charles O. Wood III, Eugene S. Colangelo, and Timothy L. Vaill, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names in our capacities as officers and Directors to enable Boston Private Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Witness our hands and common seal on the dates set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ Timothy L. Vaill           President,  Chief                 June 19, 1996
- --------------------------     Execuive Officer and
Timothy L. Vaill               Director (Principal
                               Executive Officer)


/s/ Albert R. Rietheimer       Chief Financial Officer           June 19, 1996
- --------------------------
Albert R. Rietheimer



/s/ Herbert S. Alexander       Director                          June 19, 1996
- --------------------------
Herbert S. Alexander



                               Director                          June 19, 1996
- --------------------------
John M. Barry



/s/ Peter C. Bennett           Director                          June 19, 1996
- --------------------------
Peter C. Bennett

/s/ Eugene S. Colangelo        Director                          June 19, 1996
- --------------------------
Eugene S. Colangelo



/s/ Michael M. Davis           Director                          June 19, 1996
- --------------------------
Michael M. Davis



/s/ Kate S. Flather            Director                          June 19, 1996
- --------------------------
Kate S. Flather



/s/ Lynn Thompson Hoffman      Director                          June 19, 1996
- --------------------------
Lynn Thompson Hoffman



/s/ E. Christopher Palmer      Director                          June 19, 1996
- --------------------------
E. Christopher Palmer



/s/ Robert A. Radloff          Director                          June 19, 1996
- --------------------------
Robert A. Radloff



/s/ Eugene F. Rivers, III      Director                          June 19, 1996
- --------------------------
Eugene F. Rivers, III



                               Director                          June 19, 1996
- --------------------------
Allen Sinai



/s/ Charles O. Wood, III       Director                          June 19, 1996
- --------------------------
Charles O. Wood, III

                                  EXHIBIT INDEX


                                                                     PAGE IN
                                                                  SEQUENTIALLY
   EXHIBIT NO.   DESCRIPTION                                      NUMBERED COPY
   -----------   -----------                                      -------------

      5          Opinion of Goodwin, Procter & Hoar
                 as to the legality of securities being offered

     23.1        Consent of Goodwin, Procter & Hoar
                 (included in Exhibit 5 of this registration statement)

     23.2        Consent of KPMG Peat Marwick LLP

     24          Power of Attorney (included in Part II
                 of this registration statement)